Exhibit 23.1: Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement filed on Form S-8 of the Peoples Financial Corporation of our report dated June 20, 2006, relating to the financial statements and supplemental schedules of the Peoples Financial Corporation Employee Stock Ownership Plan, which appears in this Annual Report on Form 11-K.
/s/ Piltz, Williams, LaRosa & Co.
Certified Public Accountants
February 27, 2007
Biloxi, Mississippi